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                                                                    EXHIBIT 16.1

                                                          [ARTHUR ANDERSEN LOGO]


Office of the Chief Accountant                          Arthur Andersen LLP
Securities and Exchange Commission                      Suite 5600
450 Fifth Street, N.W.                                  901 Main Street
Washington, D.C. 20549                                  Dallas, TX 75202-3799
                                                        Tel 214 747-8300


May 2, 2000


Gentlemen:

We have read paragraph(a) of Item 4 included in the Form 8-K dated April 28, 2000, of BancTec, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,

ARTHUR ANDERSEN LLP



By  /s/ Walter D. Gruenes
    ---------------------
    Walter D. Gruenes


DHM


Copy to:
Ms. Evelyn Henry Miller
BancTec, Inc.